                                                                 EXHIBIT 10.30.3


                                                August 27, 2004




Allied HealthCare Products, Inc.
1720 Sublette Avenue
St. Louis, Missouri 63110

         RE: THIRD AMENDMENT-(REVISED)

Gentlemen:

         ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation ("BORROWER") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LENDER") have entered into that certain Loan and Security Agreement dated April 24, 2002 (the "SECURITY AGREEMENT"). From time to time thereafter, Borrower and Lender may have executed various amendments (each an "AMENDMENT" and collectively the "AMENDMENTS") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "AGREEMENT"). Borrower and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       The Agreement hereby is amended as follows:

         (a) The definition in Paragraph 1 of the Agreement entitled "MAXIMUM LOAN LIMIT" shall mean Twelve Million Thirty Thousand Eight Hundred Sixty and 25/100 Dollars ($12,030,860.25).

         (b) Subsection 2(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

             (a) REVOLVING LOANS.


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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 2

                  Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, absent the occurrence of an Event of Default, make revolving loans and advances (the "REVOLVING LOANS") in an amount up to the sum of the following sublimits (the "REVOLVING LOAN LIMIT"):

                  (i) Up to eighty percent (80%) of the face amount (less the maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

                  (ii) Up to fifty percent (50%) of the lower of the cost or market value of Borrower's Eligible Inventory or Seven Million and No/100 Dollars ($7,000,000.00), whichever is less; minus

                  (iii) Such reserves as Lender elects, in its reasonable discretion, exercised in good faith, to establish from time to time, including, without limitation, a reserve with respect to Interest Rate Protection Agreement Obligations;

                  provided, that the Revolving Loan Limit shall in no event exceed Ten Million and No/100 Dollars ($10,000,000.00) (the "MAXIMUM REVOLVING LOAN LIMIT") except as such amount may be decreased by Lender following the occurrence of an Event of Default.

                  The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding


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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 3

                  Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans to eliminate such excess.


                  Amounts borrowed pursuant to this subsection 2(a) may be repaid by Borrower, and, subject to the terms and conditions of this Agreement and the Other Agreements, reborrowed at any time during the Original Term and any Renewal Term.

                  Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

                  A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other

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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 4


                  charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it, except in the event of Lender's willful misconduct or gross negligence.

                  Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

         (c) Subsection 4(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

                  4. INTEREST, FEES, AND CHARGES.


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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 5

                  (a) INTEREST RATE: Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest of the Prime Rate plus the Prime Margin set forth below or at the LIBOR Rate plus the LIBOR Margin set forth below, at Borrower's option, based on the following matrix. Initially, the Loans shall bear interest as reflected in Level II of the matrix from and after August 3, 2004 until the date Borrower submits its fiscal year 2004 audited financial statements, at which time the rate of interest shall be reset within five (5) Business Days of Lenders receipt and shall be tested quarterly by Lender thereafter and, if applicable, reset by Lender within five (5) Business Days of Lender's receipt of Borrower's quarterly financial statements.

                                                 ALL LOANS
                                --------------------------------------------
              FUNDED DEBT
   LEVEL      TO EBITDA         LIBOR MARGIN                    PRIME MARGIN
   -----      -----------       ------------                    ------------
     I           > 3.0             300 bps                         0.75%
                 -

    II       >2.25 and <3.0        275 bps                         0.50%
             -

    III      >1.5 and <2.25        250 bps                         0.25%
             -

    IV            <1.5             225 bps                         0.00%


                           "Funded Debt" shall mean, with respect to any period, all debt of Borrower for borrowed money,



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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 6


                           whether or not evidenced by bonds, debentures, notes or similar instruments.

                           With respect to the Prime Rate Loans, the interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. Interest on Prime Rate Loans shall be payable on the last Business Day of each month in arrears.

                           With respect to LIBOR Rate Loans, the interest rate shall remain fixed for the applicable Interest Period. "Interest Period" shall mean any continuous period of thirty (30), sixty (60), ninety (90) days, or one hundred eighty (180) days, as selected from time to time by Borrower by irrevocable notice (in writing, by telecopy, electronic mail, telex, telegram or cable) given to Bank not less than three
                           (3) Business Days prior to the first day of each respective Interest Period; provided that: (i) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (iii) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month and on the date of any payment hereon by Borrower. Interest shall be payable on the last Business Day of each month in arrears and on the last Business Day of the applicable Interest Period.

                           Upon the occurrence of an Event of Default, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.


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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 7


         (d) Subparagraph (4)(b) of the Agreement is deleted in its entirety and the following is substituted in its place.

                  (b) OTHER LIBOR PROVISIONS.

                           (i) Subject to the provisions of this Agreement, Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods; (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event of Default has occurred and is continuing.

                           (ii) Lender's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applied to the Loans requested by Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve

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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 8

                           requirements required by Regulation D to the extent not given effect in determining the rate), Lender shall promptly notify Borrower and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and
                           (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

                           (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Rate Loans, then Lender shall promptly notify Borrower and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law, and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

                           (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by Lender), Borrower agrees to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such LIBOR Rate Loan), cost or expense incurred by Lender as a result of such prepayment.

                           (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender with respect to Borrower; (B) subject


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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 9

                           Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Lender of principal or interest due from Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (C) impose on Lender any other condition regarding the LIBOR Rate Loans or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase materially the cost to Lender of making or maintaining the LIBOR Rate Loans or to reduce materially the amount of principal or interest received by Lender hereunder, then Borrower shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.

                           (vi) Lender shall receive payments of amounts of principal and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof, or (B) Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payment by Lender or the withholding by Borrower of such Tax and Borrower shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.


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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 10

                           (vii) Each request for LIBOR Rate Loans shall be in an amount not less than One Million and No/100 Dollars ($1,000,000.00), and in integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00).

                           (viii) Unless otherwise specified by Borrower, all Loans shall be Prime Rate Loans.

                           (ix) No more than five (5) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

         (e) Subsection (4)(c)(ii) of the Agreement entitled "Amendment Fee" is deleted in its entirety and the phrase "Intentionally Omitted" is substituted in its place.

         (f) Subsection (4)(c)(vi) of the Agreement is deleted in its entirety and the following is substituted in its place:

                  (VI) TRANSACTION FEE: Borrower shall pay to Lender a transaction fee of Five Hundred and No/100 Dollars ($500.00), which fee shall be fully earned by Lender and payable to Lender upon execution of the Amendment dated August 3, 2004.

         (g) Subsection 4(c)(vii) of the Agreement is amended to add the following provision:

                  (VII) EXTENSION FEE: Borrower shall pay to Lender an extension fee of Ten Thousand and No/100 Dollars ($10,000.00), which fee shall be fully earned by Lender and payable to Lender upon execution of the Amendment dated August 3, 2004.

         (h) The first grammatical sentence of Paragraph (10) of the Agreement is amended as follows:

                  (10) ORIGINAL TERM: The date of the Original Term set forth in paragraph 10 of the Agreement is deleted and the date of April 24, 2007 is substituted in its place.


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ALLIED HEALTHCARE PRODUCTS, INC.
August 27, 2004
Page 11

         (i) Paragraph 14(d) of the Agreement is deleted in its entirety and the following is substituted in its place:

                  (d)      CAPITAL EXPENDITURE LIMITATIONS.

                           Borrower shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed (i) $2,000,000.00 for Fiscal Year ending June 30, 2005; and (ii) thereafter $1,000,000.00 during any Fiscal Year.

         2. This Amendment shall not become effective until fully executed by all parties hereto.

         3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement hereby is ratified and confirmed by the parties hereto and remains in full force and effect in accordance with the terms thereof.

                                      LASALLE BANK NATIONAL ASSOCIATION

                                      By
                                        ---------------------------------------

                                      Title
                                           ------------------------------------

ACKNOWLEDGED AND AGREED TO
this 27TH day of AUGUST, 2004:

ALLIED HEALTHCARE PRODUCTS, INC.

By
  --------------------------------
     EARL R. REFSLAND

Title: PRESIDENT